Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Nonstatutory Stock Option Plan of VidaMed, Inc. of our reports dated January 16, 1998 with respect to the consolidated financial statements of VidaMed, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Palo Alto, California
January 4, 1999